SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         Farmers National Banc Corp.
              (Name of Registrant of Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

              Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11:

Title of each class of securities to which transaction applies:
 .................................................................
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Aggregate number of securities to which transaction applies:
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
which the filing fee is calculated and state how it was
determined):
 .................................................................
 ...................................................

Proposed maximum aggregate value of transaction:
 .................................................................
 ...................................................

Total fee paid:
 .................................................................
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[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

        1. Amount Previously Paid:
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        4. Date Filed:
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(Amended by Sec. Act Rel No. 7331; Exch. Act Rel. No. 37692, eff 10/7/96)




                      FARMERS NATIONAL BANC CORP.
                        20 SOUTH BROAD STREET
                        CANFIELD, OHIO 44406


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD ON THURSDAY, MARCH 25, 1999



TO THE HOLDERS OF SHARES OF COMMON STOCK:

	NOTICE IS HEREBY GIVEN that pursuant to call of its Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC
CORP., Canfield, Ohio will be held at Colonial Catering located at 429 Lisbon Street, Canfield, Ohio 44406 on Thursday, March
25, 1999 at three-thirty o'clock (3:30) P.M., Eastern Standard
Time, for the purpose of considering and voting upon the following matters:

  1. ELECTION OF DIRECTORS. The election of the eight (8) persons listed in the accompanying Proxy Statement.

  2. AMENDMENT TO ARTICLE IV. To approve the proposal to amend
     Article IV of the Corporation's Articles of Incorporation to increase the authorized number of shares of common stock, no par value, of the Corporation from 5,000,000 to 12,500,000.

  3. APPROVAL OF THE 1999 STOCK OPTION PLAN AND RELEASE OF PREEMPTIVE RIGHTS AS TO THE SHARES ISSUED UNDER THE PLAN. To approve the adoption of the Farmers National Banc Corp. 1999 Stock Option Plan and release of preemptive rights as to shares issued under the Plan. A copy of the Stock Option Plan is included as Exhibit 'A' to the Proxy Statement accompanying this Notice.

  4. TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 5, 1999 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.




                               By Order of the Board of Directors


                               /s/Frank L. Paden, President & Secretary



Canfield, Ohio
March 4, 1999


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.




                      FARMERS NATIONAL BANC CORP.
                        CANFIELD, OHIO 44406



                          PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS

                          MARCH 25, 1999



	Farmers National Banc Corp., herein referred to as "Farmers" or the "Corporation" is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, March 25,
1999 at 3:30 P.M., Eastern Standard Time, at Colonial Catering,
429 Lisbon Street, Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield is the wholly owned subsidiary.

	The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.

        The proxy statement and the form of proxy are being mailed on March 4, 1999 or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone and telegraph.

	The 1998 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy soliciting material.


                          VOTING RIGHTS

	Only shareholders of record at the close of business on February 5, 1999 will be entitled to vote at the meeting. As of February 5, 1999, Farmers had issued and outstanding 3,657,289 shares of common stock with no par value held by approximately 2,586 holders of record eligible to vote. Each outstanding share entitles the recordholder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.



	It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "FOR" the election of each of the Directors as described herein under Proposal 1, "FOR" approval of the amendment to Article IV of the Corporation's Articles of Incorporation as described herein under Proposal 2, and "FOR" approval of the 1999 Stock Option
Plan and release of preemptive rights as to shares issued under the plan as described herein under Proposal 3. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.

	The corporation will appoint two officers to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

	The Board of Directors knows of no other business that will be presented for consideration at the 1998 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.



PROPOSAL 1:

ELECTION OF DIRECTORS

	Pursuant to the Code of Regulations, the authorized number of Directors of Farmers has been set at eight (8). The Board of Directors has nominated the eight (8) persons named below to serve as Directors until the next Annual Meeting or until their
earlier death, resignation or removal from office.   With the
exception of Mr. Joseph D. Lane, each of the nominees currently serves as a Director of Farmers. Election of Directors by shareholders shall be determined by a plurality of the votes cast by the shareholders who are entitled to vote at the meeting, present in person or by proxy. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of Directors. It is presently anticipated that each person elected as a Director of the Corporation at the Annual
Meeting will be elected by the Corporation as a Director of the Corporation's wholly-owned subsidiary, Farmers National Bank of Canfield.


	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE EIGHT NOMINEES LISTED BELOW:


                INFORMATION WITH RESPECT TO NOMINEES

	Certain information in the following tabulation has been furnished to Farmers by the respective nominees for Director.



                      Principal Occupation and                  Director
Name                 Five Year Business Experience      Age    Since (A)

Benjamin R. Brown  President and Owner of Castruction    53       1991
                   Company, Incorporated in 1965.  The
                   Company designs and manufactures
                   pre-cast shapes and associated
                   products for the steel industry.


Richard L. Calvin  Vice Chairman since 1996, formerly,   72       1975
                   Executive Vice President/Cashier of
                   Farmers National Bank since 1972
                   and Executive Vice President/
                   Treasurer of Farmers National Banc
                   Corp. since 1983.



Joseph D. Lane     Attorney and Principal of Lane &      46        N/A
                   Rusu Co. L.P.A. since 1995.  Vice
                   President of Lane Funeral Homes,
                   Inc. since 1975 and Vice President
                   of Lane Life Paramedics Ambulance
                   Services since 1985.



David C. Myers     President and Owner of Myers          70       1988
                   Equipment Corp. since 1955.  The
                   Company sells truck equipment and
                   school buses.   Mr. Myers has
                   operated a 2,000 - acre farm since
                   1946.



Edward A. Ort      President of Ort Furniture Mfg. Co.   69       1993
                   since 1973.  The Company
                   manufactures upholstered furniture
                   which is shipped to retail furniture
                   stores in northeastern United States
                   since 1957.



Frank L. Paden     President & CEO of Farmers National   47       1992
                   Bank since 1996 and EVP/Sr. Loan
                   Officer since 1991. President &
                   Secretary of Farmers National Banc
                   Corp. since 1996.



William D. Stewart Chairman since 1996, formerly,        69       1972
                   President of Farmers National Bank
                   since 1972 and President &
                   Secretary of Farmers National Banc
                   Corp. since 1983.



Ronald V. Wertz    C.P.C.U., C.I.C., Vice President      52       1989
                   with Acordia Insurance since 1998.
                   Previously was President and Owner
                   of Boyer Insurance, Inc. since 1981.


(A)  Includes the period served as a Director of The Farmers
National Bank of Canfield prior to its reorganization into a wholly owned subsidiary of this Corporation in 1983.

PROPOSAL 2:

PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE
AUTHORIZED NUMBER OF COMMON SHARES.

        The Articles of Incorporation of the Corporation presently authorize 5,000,000 shares, no par value. The Corporation's
Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article IV of the Corporation's Articles of Incorporation (the "Articles") be amended in order to increase the authorized number of shares of the Corporation to 12,500,000 shares, no par value ("Common Shares"), and recommending to the shareholders of the Corporation the approval of the proposed amendment. Of the Corporation's presently authorized 5,000,000 Common Shares, as of December 31, 1998, 3,657,289 shares were outstanding.

	The Board of Directors believes that it is desirable and in the best interests of the Corporation and its shareholders to increase the number of Common Shares that the Corporation is authorized to issue. This will ensure that the Corporation will have a sufficient number of authorized Common Shares available in the future to provide it with the desired flexibility necessary to meet its business needs. If this proposal is approved by the shareholders, the additional Common Shares will be available for a variety of corporate purposes, including for example, the declaration and payment of share dividends to the Corporation's shareholders; issuance of shares under the Dividend Reinvestment Plan; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans; and use in other possible further transactions of a currently undetermined nature.

	If the proposed amendment is adopted, the Corporation would be permitted to issue the additional authorized Common Shares without further shareholder approval, except to the extent otherwise required by the Articles, by law or by any securities exchange on which the Common Shares may be listed at the time.
The authorization of additional Common Shares will enable the Corporation, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be detrimental to the Corporation and its shareholders. The Board of Directors does not intend to issue any Common Shares except on terms which the Board deems to be in the best interests of the Corporation and its shareholders. Shareholders of the Corporation may have preemptive rights to purchase Common Shares issued in the future, unless such rights are specifically limited by the Articles. Depending on the terms thereof, the issuance of the Common Shares may or may not have a dilutive effect on the Corporation's then-existing shareholders. Other than the Common Shares which may be acquired pursuant to the Corporation's existing Dividend Reinvestment Plan and Stock Option Plan (see Proposal No. 3), the Corporation presently has no plans, agreements or understandings to issue any of the newly authorized Common Shares.

	If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Corporation's
Articles with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained.

ADOPTION OF THE PROPOSED AMENDMENT REQUIRES THE AFFIRMATIVE VOTE
OF THE HOLDERS OF TWO THIRDS (2/3) OF THE COMMON SHARES.  THE
BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT.


PROPOSAL 3:

APPROVAL OF THE ADOPTION OF THE FARMERS NATIONAL BANC CORP. 1999
STOCK OPTION PLAN AND RELEASE OF PREEMPTIVE RIGHTS AS TO SHARES
ISSUED UNDER THE PLAN.

	The following is a summary of the material provisions of the Farmers National Banc Corp. 1999 Stock Option Plan (the "Plan") which is attached as Exhibit `A' to this Proxy Statement and is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Plan. Any capitalized terms which are used in this summary description but not defined have the meanings assigned to them in the Plan.

	Introduction. On December 15, 1998, the Board of Directors adopted the Plan. The Board of Directors urges stockholders to read the Plan in its entirety. The Plan provides stock-based compensation to eligible employees, including incentive and nonqualified stock options and stock appreciation rights. Stock-based compensation will typically be issued in consideration for the performance of services to the Corporation.

	The Board of Directors believes that the Plan will optimize the profitability and growth of the Corporation through incentives that link the interests of the Plan participants with those of the Corporation's stockholders. The Board further believes that the Plan will enable the Corporation to attract, retain and motivate employees capable of making significant contributions to the Corporation's success and to allow employees to share in the success of the Corporation.

	The Board of Directors expects the Plan to link the interests of participants with those of the Corporation's stockholders by giving participants an incentive to perform at a superior level consistent with the Corporation's goals. The Board of Directors believes that approval of the Plan is, therefore, in the stockholders best interests.

	Release of Preemptive Rights. Holders of Common Shares are generally entitled to preemptive rights, subject to certain exceptions described in Article XIII of the Corporation's
Articles of Incorporation.  Consistent with the General
Corporation Law of Ohio, Article XIII allows for the release of preemptive rights on shares issued under a stock option plan if the release is approved by the affirmative vote of the holders of a majority of the shares entitled to such preemptive rights.
If the holders of a majority of the common shares of the Corporation vote "FOR" this proposal, shareholders will not have preemptive rights on shares issued under the Plan. While the release of preemptive rights may have a dilutive effect on the holders of Common Shares, the Board of Directors feels that it would not be practicable to implement a Stock Option Plan with such shares subject to preemptive rights.

	Administration. The Plan shall be administered by the Compensation Committee of the Board or, alternatively at the discretion of the Board, the Board may appoint a Stock Option Plan Committee consisting of not less than two nor more than five members to administer the Plan (collectively referred to as the "Committee"). All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the terms of the Stock Option Agreement with the Optionee, including but not limited to, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised and the price at which such Option may be exercised.

	Eligibility. Directors and Officers of the Corporation and its subsidiaries and such other employees, consultants or other individuals the Board of Directors may from time to time designate, shall be eligible to participate in the Plan.

	Options. The Committee has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options
("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Plan must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of the Corporation's Common Stock on the date of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of the Corporation's Common Stock. Subject to the specific terms of the Plan, the Committee has discretion to set such additional limitations on option grants (including expiration or termination provisions) as it deems appropriate. Options become exercisable according to the following vesting schedule:

	20% after one year from the date of grant
	40% after two years from the date of grant
	60% after three years from the date of grant
	80% after four years from the date of grant
	100% after five years from the date of grant

	Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (SAR) to participants under the Plan. A SAR may be granted simultaneously with or subsequent to the option to which the right is related, but each SAR must relate to a particular option. In exchange for the surrender in whole or in part of the related option to purchase shares of Common Stock, the exercise of a SAR shall entitle a Participant to an amount equal to the appreciation in value of the shares to which the related option is being surrendered pursuant to such exercise. Such appreciation in value shall be equal to the excess of the Fair Market Value of such shares.

	Option Grant. Options granted under the Plan will be evidenced by written Stock Option Agreements specifying the number of shares covered thereby and the option price, the exercise period and all other terms, restrictions and conditions of the option.
The exercise price of all stock options granted under the Plan must be at least equal to the Fair Market Value of such shares on the date of grant. With respect to any Optionee who owns stock possessing more than 10% of the voting rights of the Corporation's outstanding Common Stock, the exercise price of any stock option must be not less than 110% of the Fair Market
Value on the date of grant for ISO's.

	Number of Available Shares. Up to 375,000 shares of the Corporation's Common Stock are authorized for issuance through the Plan. The Plan provides for appropriate adjustments in the number of shares of the Corporation's Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split or certain other events.

	Amendment and Termination. The Board of Directors may modify, amend or terminate the Plan at any time. However, no such action may materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan, materially modify the eligibility requirements, reduce the Option Price or impair any outstanding option or SAR. The Board of Directors will seek stockholder approval of an amendment if necessary under Internal Revenue
Service Regulations or any applicable law. Subject to the right of the Board of Directors to modify, amend or terminate the Plan, the Plan will remain in effect until all options and rights granted thereunder have been exercised or expired in accordance with the terms of the Plan. However, in no event will the Board of Directors grant awards under the Plan on or after December 15, 2008.

	Federal Income Tax Consequences. The following description of Federal Income Tax Consequences is based upon existing statutes, regulations and interpretations as of the date of this Proxy
Statement. Because the currently applicable rules are complex and the tax laws may change and because income tax consequences may vary depending upon the particular circumstances of each participant, each participant should consult his or her own tax advisor concerning Federal (and any state and local) Income Tax
Consequences. The following discussion does not purport to describe state or local income tax consequences.

	Options so designated under the Option Plan are intended to qualify as Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the
"Code"). All Options that are not designated as ISOs are intended to be Non-Qualified Stock Options ("NQSO").

	Incentive Stock Options. The Optionee will recognize no income upon the grant of an ISO and incur no tax on its exercise
(unless the Optionee is subject to the alternative minimum tax).
 If the Optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

	If the Optionee disposes of ISO Shares prior to the expiration of either holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the Fair Market Value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Optionee.

	Non-Qualified Stock Options. An Optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the Optionee will include in income as compensation an amount equal to the difference between the Fair Market Value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NQSO. In the case of stock subject to a substantial risk of forfeiture, if the Optionee makes an 83(b) election, the included amount will be based on the difference between the Fair Market Value on the date of exercise and the Option exercise price. The included amount will be treated as ordinary income by the Optionee and will be subject to income tax withholding by the Corporation (either by payment in cash by the Optionee or withholding out of the Optionee's salary). Upon sale of the shares by the Optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss
(either long- or short-term, depending upon the time the Optionee holds the shares after exercising the NQSO).

	Tax Treatment of the Corporation. The Corporation will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or Director to the extent that the Optionee recognizes ordinary income and the Corporation withholds tax. The Corporation will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.



ADOPTION AND APPROVAL OF THE FARMERS NATIONAL BANC CORP. 1999
STOCK OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS
OF A MAJORITY OF THE COMMON SHARES.  THE BOARD OF DIRECTORS
RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.



                   SECURITY OWNERSHIP OF MANAGEMENT

	The following table sets forth information regarding beneficial ownership as of December 31, 1998, of the Corporation's common shares of each Director and all Executive Officers as a group.


                         Aggregate Number of           Percent of
                         Shares Beneficially           Outstanding
Name                          Owned (A)                  Shares

Benjamin R. Brown               28,543                     .78%

Richard L. Calvin               33,652                     .92%

Joseph O. Lane                  83,378                    2.28%

David C. Myers                  22,982                     .63%

Edward A. Ort                    6,562                     .18%

Frank L. Paden                   8,861                     .24%

William D. Stewart              29,001                     .79%

Ronald V. Wertz                 27,536                     .75%

Executive Officers as a Group   12,027 (B)                 .33%

All Directors and
Executive Officers as a Group  243,681                    6.66%


(A) Information relating to beneficial ownership is based upon information available to Farmers and uses "Beneficial Ownership" concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)  Includes 8,861 shares held by Frank L. Paden, President and
CEO of Farmers National Bank of Canfield and President and
Secretary of the Corporation.


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

	To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.



                 COMMITTEES OF THE BOARD OF DIRECTORS

	At the Directors' organizational meeting, held immediately following the last Annual Shareholders Meeting of The Farmers
National Banc Corp. held on March 26, 1998, the following committees were appointed by the Chairman:

	EXECUTIVE COMPENSATION AND EMPLOYEES SALARY COMMITTEE:  Joseph
O. Lane, Chairman; Benjamin R. Brown, Richard L. Calvin, David
C. Myers, Edward A. Ort, William D. Stewart and Ronald V. Wertz.

	The Executive Compensation and Employees Salary Committee reviews the compensation of the official staff and makes recommendations regarding all employee benefits to the Board of Directors. This committee met one time in 1998.


	AUDIT & EXAMINING COMMITTEE:  David C. Myers, Chairman;
Benjamin R. Brown, Edward A. Ort, and Ronald V. Wertz.

	The Audit and Examining Committee directs the activities of the internal audit staff, reviews the internal auditor's reports, reviews all examinations of the Comptroller of the Currency and makes recommendations to the Board regarding the engagement of an external auditing firm to perform the annual audit and prepare income tax returns. This committee met four times in 1998.

        DISCOUNT LOAN COMMITTEE:  Frank L. Paden, Chairman;  Benjamin
R. Brown, Richard L. Calvin, Joseph O. Lane, David C. Myers,
Edward A. Ort, William D. Stewart, and Ronald V. Wertz.

        The Discount Loan Committee meets weekly to review all loans made during the previous week and to approve all loan commitments which are either above the assigned lending limits of the loan officers or are not in keeping with existing bank policy.


	BUILDING COMMITTEE:  Richard L. Calvin, Chairman; Ad Hoc.

	The Building Committee oversees site selection, office additions and modifications. This committee met one time in 1998.


	LONG RANGE AND STRATEGIC PLANNING COMMITTEE: Frank L. Paden, Chairman; Benjamin R. Brown, Richard L. Calvin, Joseph O. Lane,
David C. Myers, Edward A. Ort, William D. Stewart, and Ronald V.
Wertz.

	The Long Range and Strategic Planning Committee is responsible for formulation and implementation of the Strategic Plan for the operation of the Corporation. This committee met once in 1998.


	NOMINATING COMMITTEE: Frank L. Paden, Chairman; Benjamin R. Brown, Richard L. Calvin, Joseph O. Lane, David C. Myers, Edward
A. Ort, William D. Stewart, and Ronald V. Wertz.

	The Nominating Committee makes decisions with respect to: (a) nominees for election as Director at the Annual Meeting of shareholders; (b) nominees to fill Board vacancies between Annual Meetings; and (c) the composition of membership of the various other standing committees. This committee met once in 1998.


	RISK MANAGEMENT AND INSURANCE COMMITTEE: Ronald V. Wertz, Chairman; Benjamin R. Brown, Richard L. Calvin, and Carl D.
Culp, EVP/Cashier/CFO.

	The Risk Management and Insurance Committee is responsible for reviewing coverage and protection levels of insurance maintained by the Bank. The committee met once in 1998.


        During 1998, each Director standing for re-election, was present for more that 75% of the combined number of meetings of the Board of Directors and of each committee of the Board on which such director served. There were twelve regular and six special meetings of the Board of Directors in 1998.

	Members of the Board of Directors receive $500.00 for each board meeting they attend, and $300.00 for each committee meeting they attend with the exception of inside Directors who receive no compensation for committee meetings.


	NOTE: THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE BANK), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS' BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK, AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY ON THE SAME
DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING, CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.



                     SUMMARY COMPENSATION TABLE


Name and Principal Position      Year    Annual Salary   Bonus     401(k)        All Other
                                          and Director           Corporation    Compensation
                                            Fees (a)             Contribution        (c)
                                                                    (b)
Frank L. Paden, President & CEO  1998       118,917        0        7,975            383

                                 1997       103,665        0        7,486          1,098

                                 1996        86,318        0        4,749          1,038

(a)  The amount of Director Fees included in this annual amount
is as follows:   Paden ($9,300, $7,900 and $6,250).

(b) In May, 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of Farmers National Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Corporation matches a percentage of the participants' voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Corporation may make an additional profit sharing contribution to the Plan. The Corporation's contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.
(c) Amounts represent cost of group term life insurance and other benefits.

	Listed is the total compensation paid by the Corporation's subsidiary, The Farmers National Bank of Canfield during the latest fiscal year to the named person(s) for services in all capacities, specifically setting forth the direct compensation to the President & CEO. No other executive officer of Farmers receives the total annual salary and bonus in excess of $100,000.

	In 1991, as a result of certain changes in the Internal Revenue Code, the Bank's pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden. As a result, the Bank has entered into Deferred Compensation Agreements with certain of its executive officers, including Mr. Paden. Under the terms of the Deferred
Compensation Agreement, he will receive monthly payments of $930.00 for a period of two hundred and four (204) months, commencing with retirement age of 65. This agreement also provides that these executive officers will be available to perform consulting services for the Bank during the period he is receiving these payments, and prohibits him from entering into competition with the Corporation during that same period. In the event that any payments should still remain due and payable to the executive officer under the Agreement at the time of his death, those payments would be made to his surviving spouse. In the event that any payment should still remain due and payable to either the executive officer or his spouse under the Agreement at the death of the survivor of them, those payments would be reduced to their then present value at a predetermined rate of interest and paid to the estate of the survivor in a lump sum. Payments will be prorated in the event the employee retires before the age of 65, and will be increased proportionately if he retires after the age of 65. The
Agreement is funded by a life insurance policy owned by the bank, on which the Bank is the beneficiary and the premiums of which are paid by the Bank.

	NOTE: Tables containing disclosures of Stock Appreciation Rights and Plans and Long Term Incentive Plans have been omitted because no such programs exists for The Farmers National Bank of Canfield and although the Farmers National Banc Corp. 1999 Stock Option Plan has been approved by the Board of Directors on December 15, 1998, no Options or Stock Appreciation rights have been granted in 1998.

	No Employment Contracts or Golden Parachute Agreements exist between any executive officer and either Farmers National Banc
Corp. or The Farmers National Bank of Canfield.



                    INDEBTEDNESS OF MANAGEMENT

	Farmers has had, and expects to have in the future, banking transactions in the ordinary course of business with Directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 1998, the largest aggregate extensions of credit to executive officers, Directors and their associates during the year ended December 31, 1998 was $1,514,016 or 3.20% of Equity Capital Accounts. In the opinion of the management of Farmers, these transactions do not involve more than a normal risk of collectability or present other unfavorable features.


      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

	The Compensation Committee of the Board of Directors is made up of all of the outside Directors of Farmers. No officers of the corporation sit on this committee. This committee reports back to the full board but its decisions are not subject to full board approval. The committee has the purpose and responsibility of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.

	The committee sets the limits for increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. In addition, any incentive/bonus program is set by the board based on the recommendation of the compensation committee.

	The committee takes a straightforward approach to the review of executives and bases its consideration of salaries on specific job performance, contribution to target levels of growth,
profitability, stability, capital and return on equity (ROE) and
return on assets (ROA).   Also considered is the executive's
contribution to the general success of the Bank and its business plan and community standing, which cannot necessarily be quantified in an appropriated manner but is weighted heavily in a community bank, which is located exclusively in small communities. Successful bank operations are contingent upon accomplishment in all areas and integration with the business community's direction and success in our market areas.
Executive performance must therefore be evaluated by using these factors as well. Specific results of each executive's area of responsibility are evaluated and considered, but would not be appropriately discussed here as a matter of confidentiality.

	The committee evaluates the President on the same basis as other executive offices with weight being given to the achievement of target levels of growth, capital and return on equity and, in addition, specific target goals of the overall strategic plan of the Bank. The accomplishment of meeting the goals and targets are reflected in the Summary Compensation
Table.

	The members of the Compensation Committee are Joseph O. Lane, Chairman; Benjamin R. Brown, Richard L. Calvin, David C. Myers,
Edward A. Ort, William D. Stewart and Ronald V. Wertz. None has registered a disagreement with the above report.


      Compensation Committee Interlocks and Insider Participation

	No member of the Compensation Committee is currently or was at any time during 1998, an officer or an employee of, or had an employment agreement with the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.


                       PERFORMANCE GRAPH


	The Securities and Exchange Commission requires a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the NASDAQ Stock Market US Index and the NASDAQ Banks
Index for purposes of this performance comparison which appears below. The Performance Graph presents a comparison which assumes $100 invested on December 31, 1993, in the Corporation's common stock, The NASDAQ Stock Market US Index and the NASDAQ
Banks Index.


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
 AMONG FARMERS NATIONAL BANC CORP., THE NASDAQ STOCK MARKET - US
                INDEX AND THE NASDAQ BANKS INDEX


           [PERFORMANCE GRAPH PAPER COPY MAILED TO SEC]


TOTAL RETURN GRAPH DATA

                              12/93   12/94   12/95   12/96   12/97   12/98

Farmers National Banc Corp.    100     131     192     251     350     499

NASDAQ Stock Mkt-US            100      98     138     170     209     293

NASDAQ Bank                    100     100     148     196     328     325



RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

	The Board of Directors has elected Hill, Barth and King to serve as the Corporation's independent public accountant for the fiscal year ending December 31, 1999. Hill, Barth and King also served as the Corporation's independent public accountant for the fiscal year ended December 31, 1998. Hill, Barth and King is expected to have a representative present at the Annual
Meeting and will be available to respond to shareholders' questions and if they desire, will have an opportunity to make any statement they consider appropriate.



                       SHAREHOLDER PROPOSALS

	Any Shareholder proposal intended to be placed in the Proxy Statement for the 1999 Annual Meeting to be held in March 2000 must be received by the Corporation no later than December 1, 1999. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio
44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.


                   ANNUAL REPORT ON FORM 10-K

	  A copy of the Corporation's 1998 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers
National Banc Corp., 20 South Broad Street, P.O. Box 555,
Canfield, Ohio 44406.





                               BY ORDER OF THE BOARD OF DIRECTORS



                               FRANK L. PADEN, PRESIDENT & SECRETARY



                       FARMERS NATIONAL BANC CORP.
         20 South Broad St., P.O. Box 555, Canfield, Ohio 44406


                        PROXY FOR ANNUAL MEETING
                  SOLICITED BY THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers National Banc Corp. of Canfield, Ohio, do hereby nominate and appoint William D. Calhoun, Ronald V. Wertz and David W. Yeany (no officer or employee of the Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on February 5, 1999, at the Annual Meeting of its Shareholders to be held at Colonial Catering, 429 Lisbon Street, Canfield, Ohio 44406, on Thursday, March 25, 1999, at 3:30 P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:


  1. ELECTION OF DIRECTORS: The election of the eight (8) persons listed in the Proxy Statement dated March 4, 1999 accompanying the notice of said meeting.

     FOR (all nominees except as indicated below) ______
     WITHHOLD AUTHORITY (as to all nominees)______ To withhold your vote from certain nominees, strike a line through their name.
           Benjamin R. Brown,  Richard L. Calvin, Joseph D. Lane,
           David C. Myers, Edward A. Ort, Frank L. Paden,
           William D. Stewart,  Ronald V. Wertz

  2. AMENDMENT TO ARTICLE IV:  To approve the proposal to amend
     Article IV of the Corporation's Articles of Incorporation to increase the authorized number of common shares, no par value, of the Corporation from 5,000,000 to 12,500,000.
     ( ) FOR                ( ) AGAINST                 ( ) ABSTAIN

  3. APPROVAL OF THE 1999 STOCK OPTION PLAN AND RELEASE OF PREEMPTIVE RIGHTS AS TO THE SHARES ISSUED UNDER THE PLAN. To approve the adoption of the Farmers National Banc Corp. 1999 Stock Option Plan and release of preemptive rights as to shares issued under the Plan.
     ( ) FOR                ( ) AGAINST                 ( ) ABSTAIN

  4. SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.



     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THIS PROXY
CONFERS AUTHORITY TO VOTE AND WILL BE VOTED "FOR" EACH
PROPOSITION LISTED. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of The Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSITIONS.  This proxy is solicited on behalf of The
Board of Directors and may be revoked prior to its exercise.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (whether or not you plan to attend the meeting in person).

     IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                      DATED ________________________________________

                            ________________________________________

                            ________________________________________

                            Signature of Shareholder(s) *

*When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint others must sign.


The following exhibits are filed or incorporated by reference as part of this report:

  1.  Farmers National Banc Corp. 1999 Stock Option Plan (filed herewith).





